EXECUTION COPY




                           AMENDMENT


         AMENDMENT dated as of December 15, 1993 among CENTURY-ML CABLE CORPORATION, a Delaware corporation (the "Borrower"), the banks parties to the Credit Agreement referred to below (the "Banks"), Citibank, N.A., as agent (the "Agent") for the Banks thereunder, and CENTURY/ML CABLE VENTURE, a general partnership organized and existing under the laws of the State of New York (the "Joint Venture").

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Banks and the Agent have entered into a Credit Agreement dated as of December 16, 1986, as amended by Amendment No. 1 thereto dated as of September 21, 1987, Amendment No. 2 thereto, contained in that certain Amendment, Consent and Release dated as of June 23, 1988, and Amendment No. 3 thereto dated as of January 31, 1989, as amended and restated by Amended and Restated Credit Agreement dated as of March 8, 1989, as amended by an amendment dated as of October 6, 1989, and as amended and restated by Second Restated Credit Agreement dated as of December 1, 1992, as amended by an amendment dated as of September 30, 1993 (as so amended and restated, the "Credit Agreement"; unless otherwise defined herein the terms defined in the Credit Agreement being used herein as therein defined).

         (2) The Borrower, the Joint Venture and the Banks have agreed to further amend the Credit Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

         SECTION 1.  Amendments to Credit Agreement.  The
Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

         (a) Section 1.01 is amended by adding a definition thereto, in proper alphabetical order, to read as follows:

         "Commitment Reduction Date" has the meaning specified in Section 2.04(b).

         (b)  The definition for "Termination Date" in Section
    1.01 is amended by replacing the date "December 15, 1993" therein with the date "December 31, 1998".

         (c) Section 2.04 is amended in full to read as follows:

              "SECTION 2.04. Reduction of the Commitment. (a) Optional. The Borrower shall have the right, prior to the Termination Date, upon at least two Business Days' notice to the Agent, to terminate in whole or reduce in part the unused portion of the Commitment of the Banks; provided that (i) the amount of the Commitment shall not be reduced to an amount which is less than the aggregate principal amount of Advances then outstanding and (ii) each partial reduction shall be in an aggregate amount of $1,000,000 or an integral multiple thereof.

              (b)  Mandatory.  The Commitment shall be
         permanently reduced on the last day of each December, March, June and September in each year listed below, commencing on December 31, 1993, and ending on December 31, 1998 (each such date being a "Commitment Reduction Date"), and the amount of the reduction on each such Commitment Reduction Date shall be equal to the product obtained by multiplying (i) the Commitment on December 31, 1993 (without giving effect to any Commitment reduction on such date) by (ii) the percentage set forth below for such Commitment Reduction Date:


               >       >           Amortization Percentage For                 >
               >       >       Commitment Reduction Date Specified             >
               >Year   >  March 31  >  June 30  >  September 30 >  December 31 >
               >1993   >   xxxxx    >    xxxx   >    xxxx       >     3.00     >
               >1994   >    3.00    >    3.00   >    3.00       >     3.00     >
               >1995   >    4.00    >    4.00   >    4.00       >     4.00     >
               >1996   >    5.75    >    5.75   >    5.75       >     5.75     >
               >1997   >    6.50    >    6.50   >    6.50       >     6.50     >
               >1998   >    5.00    >    5.00   >    5.00       >     5.00     >

         provided, however, that on the Termination Date the Commitment shall be zero."

         (d) Section 2.05 is amended in full to read as follows:

              "SECTION 2.05.  Repayment of Advances.  The
         Borrower shall, on the Termination Date, repay to the Agent for the ratable account of the Banks the aggregate outstanding principal amount of the Advances."

         (e) Section 2.07 is amended by adding at the end thereof a new subsection (h), to read as follows:

              "(h)  On each Commitment Reduction Date, the
         Borrower shall prepay the Advances in an aggregate principal amount equal to the amount, if any, by which the aggregate outstanding principal amount of the Advances exceeds the Commitment on such Commitment Reduction Date (after giving effect to all reductions of the Commitment on such Commitment Reduction Date), together with accrued interest to the date of such prepayment on the principal amount prepaid and all amounts then owing under Section 8.04(c) in respect of such prepayment. Each such prepayment shall be applied to the Advances of the Banks ratably."

         (f) Section 5.01(h) is amended by replacing the reference to "Termination Date" therein with the date
    "September 30, 1993".

         SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of December 15, 1993 when, and only when, the Agent shall have received counterparts of this Amendment executed by the Borrower, the Joint Venture and all of the Banks or, as to any of the Banks, advice satisfactory to the Agent that such Banks have executed this Amendment, and Section 1 hereof shall become effective when, and only when, the Agent shall have additionally received (a) counterparts of this Amendment with the Consent attached hereto executed by the Radio Venture, Century and ML Media and (b) all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Agent (which date shall be the same for all such documents other than the opinion described in clause (ii) below), in form and substance satisfactory to the Agent:

         (i) Certified copies of all documents evidencing necessary corporate action and governmental approvals, if any, with respect to this Amendment, any consents thereto and the matters contemplated hereby.

         (ii) A favorable opinion of Leavy Rosensweig & Hyman, counsel for the Borrower and the Joint Venture, dated on or before December 24, 1993.

         (iii) A certificate signed by a duly authorized officer of each of the Borrower and the Joint Venture stating that:

              (A) The representations and warranties contained in Section 3 hereof are correct on and as of the date of such certificate as though made on and as of such date; and

              (B) No event has occurred and is continuing, or would result from the effectiveness of this Amendment or any matter contemplated hereby, which constitutes a Default.

         SECTION 3.  Representations and Warranties of the
Borrower and the Joint Venture. Each of the Borrower and the Joint Venture represents and warrants as follows:

         (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Amendment.

         (b) The Joint Venture is a partnership duly organized and validly existing under the laws of the jurisdiction indicated at the beginning of this Amendment.

         (c) The execution, delivery and performance by each of the Borrower and the Joint Venture of this Amendment and the Loan Documents, as amended hereby, to which it is or is to be a party are within such Person's respective corporate or partnership powers, as the case may be, have been duly authorized by all necessary corporate or partnership (and, if required, stockholder or partner) action, as the case may be, and do not contravene (i) any provision of such Person's certificate of incorporation, by-laws, partnership certificate, partnership agreement or other constitutive document or (ii) law or any contractual restriction binding on or affecting it, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any nature (other than pursuant to the Security Documents) upon or with respect to any of the properties now owned or hereafter acquired by such Person.

         (d) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each of the Borrower and the Joint Venture of this Amendment or any of the Loan Documents, as amended hereby, to which it is or is to be a party, other than, with respect to the Loan Documents, (x) such authorizations, approvals, notices and filings as have been obtained or made and are in full force and effect as of the date hereof, as set forth on Schedule 2 to the Credit Agreement, and (y) in the case of the exercise of remedies under the Loan Documents, to the extent that such exercise would result in a voluntary or involuntary assignment or transfer of control of any Franchises, any required consent, authorization or approval of the FCC or the Public Service Commission of the Commonwealth of Puerto Rico.

         (e) This Amendment and each of the other Loan Documents, as amended hereby, to which either the Borrower or the Joint Venture is a party constitute legal, valid and binding obligations of the Borrower and the Joint Venture enforceable against the Borrower and the Joint Venture in accordance with their respective terms, subject, in the case of enforceability, to the effect of any bankruptcy, insolvency or similar law affecting creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding at equity or in law).

         (f) The Security Documents consisting of security agreements to which either the Borrower or the Joint Venture is a party constitute valid and perfected first priority security interests and liens in and to the collateral covered thereby enforceable against all third parties in all jurisdictions and secure the payment of all obligations of the Borrower and the Joint Venture under the Loan Documents, as amended hereby.

         (g) The balance sheets of the Joint Venture and its Subsidiaries as at December 31, 1992 and the related statements of income, retained earnings and cash flows of the Joint Venture and its Subsidiaries for the Fiscal Year then ended, copies of which have been furnished to the Agent and each Bank, fairly present the financial condition of the Joint Venture and its Subsidiaries as at such date and the results of the operations of the Joint Venture and its Subsidiaries for the period ended on such date, all in accordance with United States generally accepted accounting principles applied on a consistent basis, and since December 31, 1992, there has been no material adverse change in such condition or operations.

         (h) To the best of the Borrower's and the Joint Venture's knowledge after due inquiry, there is no pending or threatened action or proceeding affecting the Joint Venture or any of its subsidiaries before any court, governmental agency or arbitrator, which could reasonably be expected to materially adversely affect the financial condition or operations of the Joint Venture or any subsidiary or which purports to affect the legality, validity or enforceability of this Amendment or any of the other Loan Documents, as amended hereby.

         SECTION 4. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

         (b)  Except as specifically amended above, the Credit
Agreement and the Notes, and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         SECTION 5. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 5. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to hold the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 7.  Governing Law.  This Amendment shall be
governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             CENTURY-ML CABLE CORPORATION


                             By
                               Title:


                             CENTURY/ML CABLE VENTURE

                             By:  Century Communications
                                    Corp., as general partner


                             By
                               Title:


                             By:  ML Media Partners, L.P.,
                                    as general partner

                             By:  Media Management Partners,
                                    its general partner

                             By:  RP Media Management, a
                                    general partner

                             By:  IMP Media Management, Inc.,
                                    a general partner


                             By
                               Title:


                             CITIBANK, N.A.,
                             as Agent


                             By
                               Title:


                             CITIBANK, N.A.


                             By
                               Title:

                            CONSENT

                Dated as of September 30, 1993



         The undersigned, CENTURY-ML RADIO VENTURE, a New York general partnership, CENTURY COMMUNICATIONS CORP., a Texas corporation, and ML MEDIA PARTNERS, L.P., a Delaware limited partnership, each hereby consents to the foregoing Amendment to which this Consent is Annex A (terms defined in such Amendment are used herein as therein defined). Each of the undersigned hereby further confirms and agrees (a) to the extent that it is a party thereto, that each of (i) the Radio Venture Note,
(ii) the Radio Venture Guaranty, (iii) the Century Pledge Agreement, (iv) the ML Media Pledge Agreement and (v) the other Loan Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the said Amendment, each reference in any Loan Document to the Loan Documents or any thereof, "thereunder", "thereof" or words of like import shall mean and be a reference to the Loan Documents or such Loan Document as amended by the said Amendment and (b) the Security Documents to which it is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (as defined therein).


                             CENTURY-ML RADIO VENTURE

                             By:  Century Communications
                                    Corp., as general partner


                             By
                               Title:


                             By:  ML Media Partners, L.P.,
                                    as general partner

                             By:  Media Management Partners,
                                    its general partner

                             By:  RP Media Management, a
                                    general partner

                             By:  IMP Media Management, Inc.,
                                    a general partner


                             By
                               Title:





                               2


                             CENTURY COMMUNICATIONS CORP.


                             By
                               Title:


                             ML MEDIA PARTNERS, L.P.

                             By:  Media Management Partners,
                                    its general partner

                             By:  RP Media Management, a
                                    general partner

                             By:  IMP Media Management, Inc.,
                                    a general partner


                             By
                               Title: